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Exhibit 16.1

ANDERSEN ANDERSEN & STRONG, L.C.	941 East 3300 South, Suite 202 Salt Lake City, Utah 84106
Certified Public Accountants and Business Consultants
Telephone 801 486-0096 Fax 801 486-0098

United States Securities and Exchange Commission Division of Corporate Finance 450 Fifth Street NW Washington DC 20549	July 18, 2002

Dear Sirs

Re: Resignation as Auditor of Cigar King Corporation

        We have reviewed the Company's report on Form 8-K regarding our resignation as auditor and principal accountant and are in agreement with the disclosure contained therein.

Yours truly

Andersen Andersen & Strong LC
          by L.R. Andersen
          /s/ L.R. Andersen

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  Exhibit 16.1